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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (File Nos. 33-82982, 33-97024, 333-25769, 333-49497,
333-59245, 333-50874) and Forms S-8 (File Nos. 33-69516, 33-69518, 33-69520,
33-84706, 333-50874, 33-88030, 33-02970, 33-92998, 333-04535, 333-29059,
333-29977, 333-34119, 333-38490, 333-56747, 333-56749, 333-80623) of Genzyme
Transgenics Corporation of our reports dated February 14, 2002 relating to the financial statements and financial statement schedules, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 21, 2002